CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Adavnced Plant Pharmeceucticals, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2006 (Except as to Notes A, J, K, L and N as to which the date is October 25,
2006) included in the Annual Report on Form 10-KSB/A of Advanced Plant Pharmaceuticals, Inc. for the year ended December 31, 2005 and to all references to our Firm included in this Registration Statement.


/s/ Meyler & Company LLC

Meyler & Company, LLC
Middletown, New Jersey
January 3, 2007